Exhibit 99.1

Halcón Resources Corporation

Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial information sets forth selected historical consolidated financial information for Halcón Resources Corporation (the “Company” or “Halcón”) and gives effect to the events described below in greater detail. The historical data provided for the year ended December 31, 2017 is derived from the audited annual consolidated financial statements included in Halcón’s Annual Report on Form 10-K for the year ended December 31, 2017, which was filed on March 1, 2018.

The pro forma financial information is provided for informational and illustrative purposes only and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes in Halcón’s Annual Report on Form 10-K for the year ended December 31, 2017, filed on March 1, 2018.

The Company has presented the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017 including the notes thereto to reflect historical events that require pro forma financial information. All of these events occurred and effectively closed in 2017, and as a result, all transactions have been reflected in the latest consolidated balance sheet as of December 31, 2017.

The pro forma adjustments, as described in the notes to the pro forma financial information, are based on currently available information. Management believes such adjustments are reasonable, factually supportable and directly attributable to the events and transactions described below. The unaudited pro forma condensed combined statement of operations gives effect to the events and transactions as if completed on January 1, 2017, and only includes adjustments which have an ongoing impact. Note that because depletion is recalculated under full cost rules to give cumulative effect to all acquisitions and dispositions of evaluated oil and natural gas properties, the pro forma financial information presented herein may not be directly comparable to pro forma financial information giving effect only to earlier transactions.

The pro forma financial information does not purport to represent what the Company’s actual consolidated results of operations or financial position would have been had the events and transactions occurred on the dates assumed, nor is it necessarily indicative of the Company’s future financial condition or consolidated results of operations.

The pro forma financial information gives effect to the following:

•            Williston Divestiture.  Halcón entered into a purchase and sale agreement to sell its Williston Basin operated assets for $1.4 billion. The Williston Divestiture closed on September 7, 2017.

•            Debt Repurchase. The Company used a portion of the proceeds from the Williston Divestiture to repurchase the Company’s outstanding 12.0% senior secured second lien notes, to repurchase 50% of the outstanding 6.75% unsecured notes, and to pay off the outstanding balance on the revolving credit facility. The 12.0% senior secured second lien notes were repurchased in September 2017 and approximately 50% of the outstanding 6.75% senior unsecured notes were repurchased on October 10, 2017.

•            Eagle Ford Divestiture. Halcón entered into a purchase and sale agreement to sell its East Texas Eagle Ford assets for $500 million. The transaction closed on March 9, 2017.

•            Acquired Properties.  On January 18, 2017, Halcón Energy Properties, Inc. entered into a purchase and sale agreement with Samson Exploration, LLC to acquire 20,901 net acres in the Southern Delaware Basin for $705 million. The transaction closed on February 28, 2017.

The preparation of the pro forma condensed combined financial information is based on financial statements prepared in accordance with accounting principles generally accepted in the United States. These principles require the use of estimates that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates.

The Company applied the acquisition method of accounting for business combinations to the Acquired Properties whereby the Company is required to record the assets acquired and liabilities assumed in the acquisition at their estimated fair values as of the closing date.  The fair value adjustments associated with the assets and liabilities used in the preparation of the unaudited pro forma condensed combined financial statements included herein should be considered preliminary and actual results could vary materially. Adjustments related to the Acquired Properties do not reflect any of the synergies and cost reductions that may result.

Halcón Resources Corporation

Unaudited Pro Forma Condensed Combined Statement of Operations

	Year Ended December 31, 2017 (in thousands except per share data)
	Consolidated Halcón Resources Historical	Eagle Ford Divestiture		Acquired Properties		Williston Divestiture		Debt Repurchase		Halcón Resources Pro Forma
Operating revenues	$377,965	$(17,202	)(1)	$7,902	(5)	$(268,390	)(8)	$—		$100,275

Operating expenses:
Production:
Lease operating	61,743	(3,044	)(2)	993	(6)	(40,004	)(9)	—		19,688
Workover and other	21,739	(15	)(2)	—		(21,463	)(9)	—		261
Taxes other than income	30,757	(999	)(2)	358	(6)	(24,251	)(9)	—		5,865
Gathering and other	40,783	(341	)(2)	254	(6)	(23,171	)(9)	—		17,525
Restructuring	7,535	—		—		—		—		7,535
General and administrative	111,351	—		—		—		—		111,351
Depletion, depreciation and accretion	110,207	(184	)(3)	227	(7)	(76,943	)(10)	—		33,307
(Gain) loss on sale of oil and natural gas properties	(721,573)	235,690	(4)	—		485,883	(11)	—		—
Total operating expenses	(337,458)	231,107		1,832		300,051		—		195,532
Income (loss) from operations	715,423	(248,309)		6,070		(568,441)		—		(95,257)
Other income (expenses):
Net gain (loss) on derivative contracts	1,291	—		—		—		—		1,291
Interest expense and other, net	(71,097)	—		—		—		40,392	(12)	(30,705)
Gain (loss) on extinguishment of debt	(114,931)	—		—		—		—		(114,931)
Total other income (expenses)	(184,737)	—		—		—		40,392		(144,345)
Income (loss) before income taxes	530,686	(248,309)		6,070		(568,441)		40,392		(239,602)
Income tax benefit (provision)	5,000	—		—		—		—		5,000
Net income (loss)	535,686	(248,309)		6,070		(568,441)		40,392		(234,602)
Non-cash preferred dividend	(48,007)	—		—		—		—		(48,007)
Net income (loss) available to common stockholders	$487,679	$(248,309)		$6,070		$(568,441)		$40,392		$(282,609)

Net income (loss) per share of common stock:
Basic	$3.67									$(2.13)
Diluted	$3.65									$(2.13)

Weighted average common shares outstanding:
Basic	132,763									132,763
Diluted	133,576									132,763

Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations

•                  Eagle Ford Divestiture

1.              Reflects the elimination of oil and natural gas revenues as well as other operating revenue related to the Eagle Ford Divestiture properties.

2.              Reflects the adjustments related to lease operating, workover and other, taxes other than income, and gathering and other expenses related to the Eagle Ford Divestiture properties.

3.              Reflects the elimination of estimated depletion, depreciation and accretion expense related to the Eagle Ford Divestiture properties.

4.              Reflects the elimination of the gain on sale of oil and natural gas properties related to the Eagle Ford Divestiture. The Company uses the full cost method of accounting for its investment in oil and natural gas properties. Under this method of accounting, sales of oil and gas properties are accounted for as adjustments of capitalized costs with no gain or loss recognized, unless the adjustment significantly alters the relationship between capitalized costs and proved reserves. The carrying value of the properties sold was determined by allocating total capitalized costs within the full cost pool between properties sold and properties retained based on their relative fair values.

•                  Acquired Properties

5.              Reflects the operating revenues related to the Acquired Properties. The adjustment is necessary to record the operating revenues of the Acquired Properties that are not reflected in Halcón’s historical results of operations.

6.              Reflects the adjustment related to lease operating, taxes other than income, and gathering and other expenses related to the Acquired Properties. The adjustment is necessary to record the operating expenses of the Acquired Properties that are not reflected in Halcón’s historical results of operations.

7.              Depletion is calculated on a unit of production basis as if the transaction for the Acquired Properties was consummated on January 1, 2017. The adjustment also includes depreciation expense on other operating property and equipment using estimated remaining useful lives and accretion expense on asset retirement obligations that was calculated as if applied on a full year basis. The adjustment is necessary to record depletion, depreciation and accretion expense of the Acquired Properties that are not reflected in Halcón’s historical results of operations.

•                  Williston Divestiture

8.              Reflects the elimination of oil and natural gas revenues as well as other operating revenue related to the Williston Divestiture properties.

9.              Reflects the adjustments related to lease operating, workover and other, taxes other than income, and gathering and other expenses related to the Williston Divestiture properties.

10.       Reflects the elimination of estimated depletion, depreciation and accretion expense related to the Williston Divestiture properties.

11.       Reflects the elimination of the gain on sale of oil and natural gas properties related to the Williston Divestiture. The Company uses the full cost method of accounting for its investment in oil and natural gas properties. Under this method of accounting, sales of oil and gas properties are accounted for as adjustments of capitalized costs with no gain or loss recognized, unless the adjustment significantly alters the relationship between capitalized costs and proved reserves. The carrying value of the properties sold was determined by allocating total capitalized costs within the full cost pool between properties sold and properties retained based on their relative fair values.

•                  Debt Repurchase

12.       Reflects the elimination of interest expense related to the repurchase of all of the outstanding 12.0% senior secured second lien notes and approximately 50% of the outstanding 6.75% senior unsecured notes as well as repayment of the outstanding balance on the revolving credit facility.